UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

Altus Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39798	85-3448396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 Atlantic Street, 6th Floor

Stamford, CT 06902

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 698-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	AMPS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On February 5, 2025, Altus Power, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Avenger Parent, Inc., a Delaware corporation (“Parent”), and Avenger Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are subsidiaries of TPG Global, LLC through its TPG Rise Climate Transition Infrastructure fund (“TPG”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, each share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) that is issued and outstanding immediately prior to the Effective Time, including shares of Class A Common Stock issued upon conversion of shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and collectively with the Class A Common Stock, the “Company Common Stock”) (other than (i) shares of Company Common Stock owned directly by Parent, Merger Sub or their subsidiaries immediately prior to the Effective Time or held by the Company as treasury stock (which will be automatically canceled for no consideration), (ii) shares of Company Common Stock as to which statutory rights of appraisal have been properly and validly exercised under Delaware law or (iii) shares of Class A Common Stock contributed to Parent by the Rollover Stockholders (as defined below) prior to the Effective Time), will be automatically canceled and converted into the right to receive cash in an amount equal to $5.00 (as may be adjusted pursuant to the Merger Agreement, the “Merger Consideration”), payable to the holder thereof, without interest, subject to any required withholding of taxes.

Additionally, except as otherwise agreed upon in writing between the holder and Parent prior to the Effective Time, effective as of immediately prior to the Effective Time:

•

each Vested Company RSU Award (as defined in the Merger Agreement) that remains outstanding immediately prior to the Effective Time will automatically be canceled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock underlying such Vested Company RSU Award by (ii) the Merger Consideration (the “RSU Consideration”), payable as soon as practicable following the consummation of the Merger and the other transactions contemplated in the Merger Agreement (the “Closing”);

•

each Unvested Company RSU Award (as defined in the Merger Agreement) that remains outstanding immediately prior to the Effective Time will automatically be canceled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, if any (without interest) (a

“Post-Closing Cash Award”), equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock underlying such Unvested Company RSU Award by (ii) the Merger Consideration, and such Post-Closing Cash Award will vest and become payable pursuant to the same vesting schedule applicable to the Unvested Company RSU Award from which it was converted (including any accelerated vesting terms), subject to the holder’s continued employment with Parent and its subsidiaries (including the Surviving Corporation) through the applicable vesting date;

•

each Company TSR PSU Award (as defined in the Merger Agreement) that remains outstanding immediately prior to the Effective Time will automatically be canceled and terminated as of immediately prior to the Effective Time and converted into a Post-Closing Cash Award, if any, equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock underlying such Company TSR PSU Award (with the Merger Consideration used to determine the Company’s percentile rank relative to the applicable peer groups and such performance-based goals deemed to be achieved based on such relative percentile rank as of the date of the Merger Agreement) by (ii) the Merger Consideration, and such Post-Closing Cash Award will vest and become payable pursuant to the same time-vesting schedule applicable to the Company TSR PSU Award from which it was converted (including any accelerated vesting terms), subject to the holder’s continued employment with Parent and its subsidiaries (including the Surviving Corporation) through the applicable vesting date;

•

each Company GW PSU Award (as defined in the Merger Agreement) that remains outstanding immediately prior to the Effective Time will automatically be canceled and terminated as of immediately prior to the Effective Time and converted into a Post-Closing Cash Award, if any, equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock underlying such Company GW PSU Award (with any per share stock price performance-based goals deemed to be achieved based on the Merger Consideration) by (ii) the Merger Consideration, and such Post-Closing Cash Award will vest and become payable pursuant to the same time-vesting schedule and based on the achievement of the same installed solar capacity goals applicable to the Company GW PSU Award from which it was converted (including any accelerated vesting terms), subject to the holder’s continued employment with Parent and its subsidiaries (including the Surviving Corporation) through the applicable vesting date; and

•

each Company Stock Price PSU Award (as defined in the Merger Agreement) that remains outstanding immediately prior to the Effective Time will automatically be canceled and terminated as of immediately prior to the Effective Time for no consideration.

All amounts payable with respect to the Company equity awards will be subject to deduction for any required tax withholding.

In addition, in connection with the Merger and pursuant to the terms of the Third Amended and Restated Certificate of Incorporation of the Company (the “Company Certificate”), on the Business Day immediately prior to the Effective Time, each share of Class B Common Stock then issued and outstanding will be automatically converted into shares of Class A Common Stock in accordance with the terms of, and subject to the limitations set forth in, the Company Certificate, and upon such conversion, each such share of Class B Common Stock will automatically be canceled and will cease to exist, and each former holder of Class B Common Stock will thereafter cease to have any rights with respect to such securities.

The board of directors of the Company (the “Board”) has unanimously approved and declared to be in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process.

Consummation of the Merger is not subject to any financing condition and is subject to customary closing conditions, including:

•	the receipt of required approval by the Company’s stockholders;

•

the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other approvals, clearances or expirations of waiting periods under other antitrust laws;

•	the receipt of approvals required pursuant to Section 203 of the Federal Power Act and Federal Energy Regulatory Commission regulations;

•	the absence of any order or injunction prohibiting the consummation of the Merger;

•

the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, in each case, subject to customary qualifications;

•	no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement;

•

the receipt of waivers or consents required under the Company’s guaranty agreements with respect to each of the APAF III Term Loan, the APAF IV Term Loan and the APACF II Facility (each, as defined in the Merger Agreement); and

•	the receipt of closing certificates certifying that the applicable closing conditions have been satisfied.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain transactions during that period (including the payment of dividends), to maintain minimum cash consistent with the forecast provided to Parent with respect to the period between the execution and completion of the Merger Agreement, to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to obtain regulatory consents, and, subject to certain customary exceptions, for its board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant of Parent to use reasonable best efforts to obtain the equity financing described below.

The Merger Agreement contains a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals (as defined in the Merger Agreement) from third parties and provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made, renewed or delivered a bona fide Acquisition Proposal that either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to lead to a Superior Proposal.

Parent and Merger Sub have secured committed equity financing on the terms and subject to the conditions set forth in an equity commitment letter provided by an investment fund managed by TPG (the “TPG Guarantor”), in an amount sufficient to consummate the transaction, including:

•

the payment of the aggregate Merger Consideration and RSU Consideration to which holders of Company Common Stock and Company Compensatory Awards (as defined in the Merger Agreement) will be entitled at the Effective Time,

•

the repayment of the APAGH Term Loan and outstanding borrowings under the APAG Revolver as of the date of the Merger Agreement, assuming the Other Debt Consents (each as defined in the Merger Agreement) with respect thereto are not received at or prior to the Closing, and

•	the payment of all fees and expenses required to be paid by Parent or Merger Sub in connection with the transaction contemplated by the Merger Agreement.

In addition, Parent may pursue debt financing from certain lenders on the terms and subject to the conditions set forth in a debt commitment letter, including payment of a portion of the Merger Consideration and RSU Consideration to which holders of Company Common Stock and Company Compensatory Awards will be entitled at the Effective Time, repayment of the APAGH Term Loan and outstanding borrowings under the APAG Revolver as of the date of the Merger Agreement, and payment of Parent’s or Merger Sub’s transaction fees and expenses. The Company has agreed to provide Parent with customary cooperation in connection with obtaining financing for the transaction.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Company will be required to pay Parent a termination fee of $60 million upon valid termination of the Merger Agreement under specified circumstances, including:

•	the Company’s termination of the Merger Agreement in order to enter into an acquisition agreement in respect of a Superior Proposal;

•

Parent’s termination of the Merger Agreement following the Company’s breach of its non-solicitation obligation in respect of other acquisition proposals or the Board’s change of its recommendation that the Company’s stockholders vote in favor of the Merger;

•

the termination of the Merger Agreement upon the occurrence of the End Date (as defined below) if, on that date, the Company’s stockholders have not approved the Merger and Parent would have been permitted to terminate the Merger Agreement because of the Board’s change in its recommendation or the Company’s breach of its non-solicitation obligation in respect of other acquisition proposals;

•

the termination of the Merger Agreement by Parent following the Company’s uncured breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met or by the Company upon the occurrence of the End Date at a time when Parent would be permitted to terminate due to such a breach by the Company breach, in either case, after an Acquisition Proposal has been announced and not withdrawn, and within 12 months after termination the Company enters into a definitive agreement for the consummation of the transaction contemplated by that Acquisition Proposal, and the Company subsequently consummates that transaction; or

•

the termination of the Merger Agreement after the Company’s stockholders have voted against the approval of the Merger after an Acquisition Proposal has been made to the Company, publicly disclosed and not withdrawn, and within 12 months after termination the Company enters into a definitive agreement for the consummation of the transaction contemplated by that Acquisition Proposal, and the Company subsequently consummates that transaction.

Parent will be required to pay the Company a termination fee in the amount of $70 million in the event (i) Parent fails to consummate the Merger after all conditions are have been satisfied or waived, as applicable, or if (ii) Parent terminates the Merger Agreement because the Merger has not been consummated by the End Date (as defined below), and, at the time of such termination, the Company was otherwise entitled to terminate the Merger Agreement because Parent failed to consummate the Merger after all conditions had been satisfied or waived, as applicable. TPG Guarantor, has provided a limited guarantee with respect to the payment of the termination fee payable by Parent in the event such termination fee it becomes payable, subject to the terms and conditions set forth in the Merger Agreement and such the limited guarantee.

In addition, if the Merger Agreement is terminated due to a failure of the Company’s stockholders to approve the applicable proposals in connection with the Merger, the Company may be required to reimburse Parent for its expenses in an amount not to exceed $8 million. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m., Eastern Time, on November 5, 2025 (the “End Date”).

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement; provided, that the Company may cause Parent to cause the equity financing to be fully fund and to effect the Closing only if certain conditions have been satisfied.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Rollover Agreement

Certain officers of the Company (each, a “Rollover Stockholder”) have entered into a rollover agreement with Parent (the “Rollover Agreement”) pursuant to which, among other things, each Rollover Stockholder will, prior to the Effective Time, contribute, assign, transfer and deliver to Parent certain shares held by such Rollover Stockholder in consideration of Parent issuing newly issued equity interests of Parent to such Rollover Stockholder, in each case, in accordance with the terms of the Rollover Agreement.

Voting and Support Agreements

Each of Gregg Felton, Dustin Weber, Anthony Savino, Abhi Parmar, funds managed by Blackstone Credit and Insurance and CBRE Acquisition Sponsor, LLC, a subsidiary of CBRE Group, Inc. (collectively, the “Supporting Stockholders”), entered into voting and support agreements with Parent and the Company (collectively, the “Voting and Support Agreements”), with respect to all shares of Company Common Stock beneficially owned by the Supporting Stockholders and certain of their affiliates, as applicable, as set forth in their respective Voting and Support Agreement (collectively, the “Covered Shares”).

The Supporting Stockholders hold, collectively, approximately 40% of the voting power of the Company Common Stock. Under the Voting and Support Agreements, the Supporting Stockholders have agreed to, among other things:

•	vote the Covered Shares in favor of the Merger, the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement and

•

vote against any Acquisition Proposal or actions that result in a material breach of any covenant, representation or warranty of the Company under the Merger Agreement or of such Supporting Stockholder under the applicable Voting and Support Agreement or impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger.

Each of the Voting and Support Agreements will terminate upon the earliest of, among other occurrences:

•	the Effective Time,

•	the valid termination of the Merger Agreement in accordance with its terms,

•	an Adverse Recommendation Change (as defined in the Merger Agreement), and

•

the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement that (i) reduces the amount or changes the form of the consideration for the Merger or any consideration otherwise payable with respect to the securities of the Company, or imposes material restrictions or constraints on the payment of such consideration, or (ii) is adverse to the respective Stockholder relative to the other stockholders of the Company.

The Voting and Support Agreements also contain restrictions on transfer of shares of Company Common Stock held by the Supporting Stockholders.

The foregoing description of the Voting and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events.

On February 6, 2025 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction (the “Transaction”) involving Altus Power, Inc. (“Altus Power,” the “Company” or “us”), Avenger Parent, Inc., a Delaware corporation (“Parent”), and Avenger Merger Sub, Inc., a Delaware corporation (“Merger Sub”). The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the definitive proxy statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the proxy statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov, the Company’s website at www.investors.altuspower.com or by contacting the Company’s Investor Relations Team at investorrelations@altuspower.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction and other matters to be voted on at the special meeting of the stockholders. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the proxy statement for the 2024 Annual Meeting of stockholders on Schedule 14A, which was filed with the SEC on April 11, 2024 (the “2024 Annual Meeting Proxy Statement”). To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2024 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the definitive proxy statement relating to the Transaction when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws. All statements, other than statements of present or historical facts, including statements related to the Transaction, such as statements as to the expected timing of the closing of the Transaction; the ability of the parties to complete the Transaction considering the various closing conditions; the expected benefits of the Transaction; the plans, strategies and prospects, both business and financial, of Altus Power; and any assumptions underlying any of the foregoing, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. The absence of such terminology does not mean that a statement is not forward-looking. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. These and other forward-looking statements are not guarantees of future results and are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties, assumptions and other important risk factors that may cause such a difference include, but are not limited to: (i) the possibility that any or all of the various conditions to the completion of the Transaction, including obtaining required stockholder and regulatory approvals, may not be satisfied or waived in a timely manner or at all; (ii) the ability of Parent to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) potential litigation relating to the Transaction that could be instituted against Parent, Merger Sub, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction may harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the Transaction; (xiv) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee or other expenses; (xvi) the possibility that competing offers or acquisition proposals may be made in response to the announcement of the Transaction; (xvii) the effect of the announcement or pendency of the Transaction on the Company’s common stock prices and/or operating results and uncertainty as to the long-term value of Company’s common stock; (xviii) the possibility that the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with our expected plans or at all; (xix) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC; and (xx) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2025, by and among Parent, Merger Sub and the Company.*

10.1	Form of Voting and Support Agreement.

99.1	Press Release, dated February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS POWER, INC.

By:	/s/ Gregg Felton
Name:	Gregg Felton
Title:	Chief Executive Officer

Dated: February 6, 2025